FOR IMMEDIATE RELEASE                                  EXHIBIT 99.1
                                                       ------------

NATIONSBANK POSTED EARNINGS OF $590 MILLION
UP 33 % IN FIRST QUARTER 1996

CHARLOTTE NC, April 15, 1996 -- The combination of excellent revenue growth and well-managed expenses resulted in record first-quarter operating earnings of $590 million for NationsBank.

"These first quarter results provide an excellent start to the year," said Hugh L. McColl, chairman and chief executive officer. "Our performance highlights the broad-based earnings growth that our company is capable of producing.

"Our recent acquisitions in Florida and Georgia strengthened our market share and earning power in these fast-growing states. The combination of these acquisitions and our solid internal earnings growth clearly has increased the value we deliver to our shareholders."

First quarter 1996 results include the impact of several acquisitions completed close to the end of 1995; therefore, quarterly growth comparisons reflect the impact of these acquisitions in addition to internal growth.

Earnings Highlights (first quarter 1996 compared to first quarter 1995)
- -------------------
*    Net interest income increased 19 percent to $1.6 billion
*    Noninterest income rose 22 percent to $885 million
*    The efficiency ratio improved to 56.4 percent

NationsBank earned $590 million in the first quarter of 1996, before a merger-related charge. This represented a 33-percent increase from the $443 million earned in the first quarter of 1995. Operating earnings per common share for the first quarter of 1996 rose 22 percent to $1.95, from $1.60 per common share in the first quarter of 1995. The operating return on common shareholders' equity rose to 18.1 percent in the first quarter of 1996.

As a result of the merger-related, after-tax charge of $77 million, reported net income and earnings per share were $513 million and $1.70, respectively, in the first quarter 1996.
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Net Interest Income
- -------------------
In the first quarter of 1996, average loans and leases grew 19 percent over year-earlier levels to $123 billion. This increase was driven by a 35-percent increase in average consumer loans, primarily residential mortgage and bank card loans. This loan growth led to a 19-percent increase in net interest income on a taxable-equivalent basis to $1.6 billion in the first quarter 1996.

Noninterest Income
- ------------------
Noninterest income rose 22 percent to $885 million in the first quarter of 1996, reflecting the diverse fee-generating activities of the company. Higher investment banking fees, service fees and mortgage servicing fees drove the year-over-year increase.

Efficiency
- ----------
Strong revenue growth outpaced expense growth in the first quarter of 1996, improving the efficiency ratio to 56.4 percent, a 605-basis-point progression from 62.5 percent in the year-ago quarter.

Credit Quality
- --------------
Total nonperforming assets were $985 million on March 31, 1996, or .79 percent of net loans, leases and factored receivables and other real estate owned. This compared to 1.00 percent of net levels on March 31, 1995. The allowance for credit losses totaled $2.25 billion at March 31, 1996 and equaled 268 percent of nonperforming loans, up from 254 percent at March 31, 1995. In the first quarter of 1996, net charge-offs were $155 million, or .50 percent of average net loans, leases and factored receivables, compared to .32 percent of average levels in the first quarter of 1995.

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Capital Strength
- ----------------
Total shareholders' equity climbed 19 percent to $13.6 billion on March 31, 1996 from levels one year ago. This represented 6.97 percent of period-end assets. Book value per common share rose nine percent to $44.92 at the end of the first quarter 1996.

NationsBank Corporation is a bank holding company that provides financial products and services nationally and internationally to individuals, businesses, corporations, institutional investors and government agencies. Headquartered in Charlotte, N.C., NationsBank has a retail banking franchise in nine states and the District of Columbia. As of March 31, 1996, NationsBank had total assets of $194 billion.


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
NATIONSBANK CORPORATION FINANCIAL HIGHLIGHTS

                                                      THREE MONTHS
                                                     ENDED MARCH 31
                                                     1996      1995
    FINANCIAL OPERATING SUMMARY
    (In millions except per-share data)

    Net income                                       $590      $443
      Earnings per common share                      1.95      1.60
      Fully diluted earnings per common share        1.92      1.58
    Average common shares issued                   300.279   276.415
    Average fully diluted common shares issued     305.473   279.997
    Price per share of common stock
      at period end                                $80.125   $50.750
    Common dividends paid                             174       138
    Common dividends paid per share                  0.58      0.50
    Preferred dividends paid                            4         2

    OPERATING EARNINGS SUMMARY
    (Taxable-equivalent in millions)

    Net interest income                            $1,584    $1,335
    Provision for credit losses                      (155)      (70)
    Gains on sales of securities                       14         1
    Noninterest income                                885       726
    Other real estate owned (expense)                   -        (2)
    Other noninterest expense                      (1,394)   (1,288)

    Income before income taxes                        934       702
    Income taxes - including FTE adjustment*         (344)     (259)
    Net income                                       $590      $443

    *FTE adjustment                                   $27       $28

    AVERAGE BALANCE SHEET SUMMARY
    (In billions)

    Loans and leases, net                        $123.282  $103.827
    Securities held for investment                  4.292    17.648
    Securities available for sale                  22.997     7.728
    Total securities                               27.289    25.376
    Earning assets                                185.566   158.149
    Total assets                                  208.617   177.515
    Noninterest-bearing deposits                   23.209    19.984
    Interest-bearing deposits                      83.697    79.301
    Total deposits                                106.906    99.285
    Shareholders' equity                           13.144    11.192
    Common shareholders' equity                    13.037    11.158
    OTHER OPERATING FINANCIAL DATA

    Net interest yield                               3.43%     3.41%
    Return on average assets                         1.14      1.01
                                        1

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    Return on average common
      shareholders' equity                          18.07     16.03
    Gross charge-offs (in millions)                  $210      $134
    Net charge-offs (in millions)                     155        83
      % of average loans, leases and
        factored accounts receivable, net            0.50%     0.32%
    Efficiency Ratio                                56.44     62.49

    REPORTED RESULTS (OPERATING RESULTS INCLUDING
      MERGER-RELATED CHARGE)

    Net Income                                       $513      $443
      Earnings per common share                      1.70      1.60
      Fully diluted earnings per common share        1.67      1.58
      Return on average common
        shareholders' equity                        15.71%    16.03%

                                                      MARCH 31
                                                  1996       1995
    BALANCE SHEET SUMMARY
    (In billions)

    Loans and leases, net                       $123.169   $105.704
    Securities held for investment                 4.104     17.546
    Securities available for sale                 17.771      8.962
    Total securities                              21.875     26.508
    Earning assets                               174.053    165.549
    Factored accounts receivable                   1.175      1.224
    Mortgage servicing rights                       .782       .705
    Goodwill, core deposit and
      and other intangibles                        1.814      1.507
    Total assets                                 194.375    183.854
    Noninterest-bearing deposits                  24.101     20.264
    Interest-bearing deposits                     85.521     80.479
    Total deposits                               109.622    100.743
    Shareholders' equity                          13.557     11.346
    Common shareholders' equity                   13.444     11.312
      Per common share (not in billions)           44.92      41.07

    Risk-based capital
      Tier 1 capital                              $11.479     $9.727
      Tier 1 capital ratio                          7.35%      7.25%
      Total capital                               $18.280    $14.841
      Total capital ratio                          11.71%     11.06%

    Leverage ratio                                  6.19%      6.15%

    Common shares issued (in millions)           299.318    275.418

    Allowance for credit losses                   $2.253     $2.174
    Allowance as % of net loans, leases,
      and factored accounts receivable              1.81%      2.03%
    Allowance for credit losses
      as % of nonperforming loans                 267.71     254.49
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    Nonperforming loans                            $.841      $.854
    Nonperforming assets                           0.985      1.075
    Nonperforming assets as % of:
      Total assets                                 0.51%      0.58%
      Net loans, leases, factored accounts
        receivable and other real estate owned      .79       1.00

    OTHER DATA

    Full-time equivalent headcount                61,070     60,722
    Banking centers                                2,005      1,902
    ATMs                                           2,946      2,182

    BUSINESS UNIT RESULTS - Three months ended March 31, 1996
    (in millions)

                                              Return on  Average Loans
                    Total Revenue  Net Income  Equity    and Leases,net

    General Bank     $1,732  70%    $386  65%    22%     $81,056  65%
    Global Finance      555  22%     167  28%    18%      35,207  28%
    Financial Services  171   7%      36   6%    13%       7,734   6%


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